EXHIBIT 32

CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER CERTIFICATION (1)

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 1350 fo Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Martin M. Koffel, the Chief Executive Officer of URS Corporation (the “Company”), and H. Thomas Hicks, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.
The Company’s Annual Report on Form 10-K for the period ended December 31, 2010, to which this Certification is attached as Exhibit 32 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and

2.	The information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 28, 2011	By:	/s/ Martin M. Koffel
Martin M. Koffel
Chief Executive Officer

Dated: February 28, 2011	By:	/s/ H. Thomas Hicks
H. Thomas Hicks
Chief Financial Officer

(1)
This certification accompanies the Form 10-K pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” with the SEC and is not to be or incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, made before or after the date of the Form 10-K and irrespective of any general incorporation language contained in such filing.

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